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                                  EXHIBIT 23.

                         Independent Auditors' Consent
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INDEPENDENT AUDITORS' CONSENT


MAPCO Inc.:

We consent to the incorporation by reference in MAPCO Inc.'s Post-Effective Amendment No. 1 to Registration Statement No. 33-13090 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 2-77050 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-28722 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-29043 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-29044 on Form S-8, Registration Statement No. 33-33217 on Form S-8 and Registration Statement No. 33-34044 on Form S-3 of our report dated January 26, 1996 (March 7, 1996 as to Note 12 to the consolidated financial statements) with respect to the consolidated financial statements and financial statement schedules of MAPCO Inc., which report includes an explanatory paragraph relating to certain litigation and an explanatory paragraph concerning MAPCO Inc.'s change during 1995 in its method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of to conform with Statement of Financial Accounting Standards No. 121, included in the Annual Report on Form 10-K of MAPCO Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP
Tulsa, Oklahoma
March 25, 1996